EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated November 29, 1994 incorporated by reference in MTS Systems Corporation's Form 10-K for the year ended September 30, 1994 and to all references to our Firm included in this registration statement.

                            /s/ ARTHUR ANDERSEN LLP






Minneapolis, Minnesota
June 22, 1995